EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the incorporation by reference in this Form 8K/A Amendment 2 of Novo Healthnet Limited, my report dated July 18, 2017 (which includes an emphasis paragraph relating to the Company’s ability to continue as a going concern) for the years ended August 31, 2016 and 2015.

AJ. ROBBINS, CPA LLC.

Denver, Colorado
July 24, 2017

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190 (M)720-339-5566 (F)303-845-9078